                                                                     Exhibit 5.1

                    Opinion of Stinson, Mag & Fizzell, P.C.

                               December 29, 1999



Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas 66211

Ladies and Gentlemen:

          We have acted as counsel to Gold Banc Corporation, Inc., a Kansas corporation ("Gold Banc"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of October 22, 1999 (the "Agreement"), by and among Gold Banc, Gold Banc Acquisition Corporation XII, Inc. ("Acquisition Subsidiary") and CountryBanc Holding Company (the "Company").

          Pursuant to the Agreement, the Company will be merged with and into Acquisition Subsidiary, with Acquisition Subsidiary being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company, other than any shares owned by Gold Banc, Acquisition Subsidiary or the Company (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, par value $1.00 per share, of Gold Banc (the "Gold Banc Common Stock"). In addition, all of the outstanding shares of Preferred Stock, Special Series, par value $0.01 per share ("Preferred Stock"), of the Company, which vest in accordance with
Section 3 of the Amended and Restated Stock Restriction Agreement, dated October17, 1996, between the Company, Don C. McNeill, William Randon and others, other than any shares owned by Gold Banc, Acquisition Subsidiary or the Company (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of Gold Banc Common Stock. The unvested outstanding shares of Preferred Stock will be canceled as part of the Merger.

          In connection with the transactions contemplated by the Agreement, Gold Banc will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Gold Banc Common Stock to be issued in the Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and Bylaws of Gold Banc, (iii) the Agreement, and (iv) resolutions of the Board of Directors of Gold Banc relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth

Gold Banc Corporation
December 29, 1999
Page 2


herein. In addition, we have assumed that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement. We have also assumed that the shares of Company Class A and Class B common stock and vested Preferred Stock are held as capital assets by the stockholders of the Company.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than Gold Banc, we have assumed that such parties had the power and authority to enter into and perform their obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers of Gold Banc and others.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Gold Banc Common Stock, when issued upon the consummation of the Merger in accordance with the terms of the Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

          Members of our firm are admitted to the Bar in the State of Kansas, and we do not express any opinion as to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the related Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ STINSON, MAG & FIZZELL, P.C.